Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EO Charging

Grand Cayman, Cayman Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 29, 2021, relating to the consolidated financial statements of Juuce Limited, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Juuce Limited’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

Ipswich, United Kingdom

September 30, 2021